Exhibit 25.4

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C.  20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF

A CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF

A TRUSTEE PURSUANT TO SECTION 305(b)(2)

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION

(Exact name of trustee as specified in its charter)

13-4994650
(State of incorporation	(I.R.S. employer
if not a national bank)	identification No.)

1111 Polaris Parkway
Columbus, Ohio	43271
(Address of principal executive offices)	(Zip Code)

Pauline E. Higgins

Vice President and Assistant General Counsel

JPMorgan Chase Bank, National Association

707 Travis Street, 4th Floor North

Houston, Texas 77002

Tel:  (713) 216-1436

(Name, address and telephone number of agent for service)

HSBC FINANCE CORPORATION

(Exact name of obligor as specified in its charter)

Delaware	86-1052062
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification No.)

2700 Sanders Road
Prospect Heights, Illinois	60070
(Address of principal executive offices)	(Zip Code)

Debt Securities

(Title of the indenture securities)

GENERAL

Item 1.    General Information.

Furnish the following information as to the trustee:

(a)           Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency, Washington, D.C.

Board of Governors of the Federal Reserve System, Washington, D.C., 20551

Federal Deposit Insurance Corporation, Washington, D.C., 20429.

(b)           Whether it is authorized to exercise corporate trust powers.

Yes.

Item 2.    Affiliations with the Obligor and Guarantors.

If the obligor or any guarantor is an affiliate of the trustee, describe each such affiliation.

None.

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Item 16.  List of Exhibits

List below all exhibits filed as a part of this Statement of Eligibility.

1.             A copy of  the Articles of Association of  JPMorgan Chase Bank, N.A. (see Exhibit 1 to Form T-1 filed in connection with Registration Statement No. 333-106575 which is incorporated by reference).

2.             A copy of the Certificate of Authority of the Comptroller of the Currency for the trustee to commence business. (see Exhibit 2 to Form T-1 filed in connection with Registration Statement No. 333-106575 which is incorporated by reference).

3.             None, the authority of the trustee to exercise corporate trust powers being contained in the documents described in Exhibits 1 and 2.

4.             A copy of the existing By-Laws of the Trustee. (see Exhibit 4 to Form T-1 filed in connection with Registration Statement No. 333-106575 which is incorporated by reference).

5.             Not applicable.

6.             The consent of the Trustee required by Section 321(b) of the Act. (see Exhibit  6  to Form T-1 filed in connection with Registration Statement No. 333-106575 which is incorporated by reference).

7.             A copy of the latest report of condition of the Trustee, published pursuant to law or the requirements of its supervising or examining authority.

8.             Not applicable.

9.             Not applicable.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939 the Trustee,  JPMorgan Chase Bank, N.A., has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York, on the 12th day of December,  2005.

JPMORGAN CHASE BANK, N.A.

By	/s/	George N. Reaves
George N. Reaves
Authorized Officer

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